UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 13, 2003


                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115

ITEM 5.  OTHER EVENTS

NEWS RELEASE                                       CALPINE CONTACT: 408-995-5115
                                        Investor Relations:  Rick Barraza, X1125

                                               CALPINE POWER INCOME FUND CONTACT
                            Investor/Media Relations:  Lisa Poelle, 403-781-6200


                    CALPINE COMPLETES SECONDARY OFFERING IN
                           CANADIAN POWER INCOME FUND


     (Calgary, Alberta) February 13, 2003 -- Calpine Corporation [NYSE:CPN], a leading North American power producer, and Calpine Power Income Fund [TSX:CF.UN] today announced that they have completed the secondary offering of Warranted Units of the Calpine Power Income Fund for gross proceeds of Cdn $153.3 million. The 17,034,234 Warranted Units were sold to a syndicate of underwriters led by Scotia Capital Inc. and CIBC World Markets Inc. at a price of Cdn $9.00. The Warrants will trade on the Toronto Stock Exchange under the symbol CF.WT.

     The securities have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This news release shall not constitute an offer to sell or a solicitation to buy these securities in any state of the United States or province of Canada.

     Calpine Power Income Fund is an unincorporated open-ended trust that invests in electrical power generation assets. The Fund indirectly owns interests in two power generating facilities in British Columbia and Alberta and has a loan interest in a third power generating facility in Ontario. The Fund is managed by Calpine Canada Power Ltd., which is headquartered in Calgary, Alberta. The Trust Units of the Calpine Power Income Fund are listed on the Toronto Stock Exchange under the symbol CF.UN, and the Trust Units have the second-highest Canadian stability rating of 'SR-2' with a stable outlook from Standard & Poor's. For more information about the Fund, please visit its website at www.calpinepif.com.

     Based in San Jose, Calif., Calpine Corporation is an independent power company that is dedicated to providing wholesale and industrial customers with clean, efficient, natural gas-fired and geothermal power generation. It generates power through plants it owns, operates, leases and develops in 23 states in the United States, three provinces in Canada and in the United Kingdom. Calpine also owns approximately 1.0 trillion cubic feet equivalent of proved natural gas reserves in Canada and the United States. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit its website at www.calpine.com.

     This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements such as those concerning Calpine Corporation's ("the Company") expected financial performance and its strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, such as, but not limited to: (i) the timing and extent of deregulation of energy markets and the rules and regulations adopted on a transitional basis with respect thereto; (ii) the timing and extent of changes in commodity prices for energy, particularly natural gas and electricity; (iii) commercial operations of new plants that may be delayed or prevented because of various development and construction risks, such as a failure to obtain the necessary permits to operate, failure of third-party contractors to perform their contractual obligations or failure to obtain financing on acceptable terms; (iv) unscheduled outages of operating plants; (v) unseasonable weather patterns that produce reduced demand for power; (vi) systemic economic slowdowns, which can adversely affect consumption of power by businesses and consumers; (vii) actual costs being higher than preliminary cost estimates; and (viii) other risks identified from time-to-time in our reports and registration statements filed with the SEC, including the risk factors identified in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 and in our Annual Report on Form 10-K for the year ended December 31, 2001, which can be found on the Company's web site at www.calpine.com. All information set forth in this news release is as of today's date, and the Company undertakes no duty to update this information.

ITEM 9.  REGULATION FD DISCLOSURE

     This information is being furnished solely pursuant the rules regarding reports under Item 9 of Form 8-K.


NEWS RELEASE                                            CONTACTS: (408) 995-5115
                                       Media Relations:  Katherine Potter, X1168
                                        Investor Relations:  Rick Barraza, X1125


                CALPINE REPORTS FOURTH QUARTER AND YEAR-END 2002
                         FINANCIAL AND OPERATING RESULTS

     (SAN JOSE, CALIF.) February 13, 2003 - San Jose, Calif.-based Calpine Corporation [NYSE:CPN], one of North America's leading power companies, today announced financial and operating results for the quarter and twelve months ended December 31, 2002.

     Before certain non-recurring items (as detailed in the attached Supplemental Data), Calpine achieved $0.09 diluted earnings per share, or $34.6 million in net income for the fourth quarter 2002. The company reported $0.05 diluted loss per share, or an $18.0 million net loss, compared with $0.30 diluted earnings per share, or $100.0 million of net income, in the fourth quarter of 2001.

     Before certain non-recurring items (as detailed in the attached Supplemental Data), Calpine achieved $0.84 diluted earnings per share, or $329.6 million in net income for the twelve months ended December 31, 2002. Calpine earned $0.39 diluted earnings per share, or $141.6 million in net income, compared with $1.87 diluted earnings per share, or $648.1 million of net income, for the same period of 2001. Results are unaudited and subject to the completion of the 2002 audit and the reaudit of 2000 and 2001 by Deloitte & Touche LLP.

                                                Fourth Quarter (unaudited)              Year-End (unaudited)
                                            ---------------------------------      -------------------------------
                                               2002         2001       % Chg        2002         2001       % Chg
                                            ---------     --------     ------      --------     ---------   ------

Megawatt-hours Generated (millions)              20.7         14.7       41%           74.5          43.5     71%
Megawatts in Operation                         19,046       11,086       72%         19,046        11,086     72%
Revenue (millions)                          $   1,896     $  1,465       29%       $  7,483     $   6,769     11%
GAAP:
     Net Income (Loss) (millions)           $  (18.0)     $  100.0     (118)%      $  141.6     $   648.1    (78)%
     Diluted Earnings (Loss) Per Share      $  (0.05)     $   0.30     (117)%      $   0.39     $    1.87    (79)%
Recurring:
     Net Income (millions) (a)              $    34.6     $   92.7      (63)%      $  329.6     $   668.4    (51)%
     Diluted Earnings Per Share (a)         $    0.09     $   0.27      (67)%      $   0.84     $    1.92    (56)%
EBITDA, as adjusted (millions) (b)          $   255.6     $  332.6      (23)%      $  1,134     $   1,601    (29)%
Recurring EBITDA,
   as adjusted (millions) (c)               $   318.9     $  320.9       (1)%      $  1,383     $   1,632    (15)%
Total Assets (billions)                     $      23     $     21       10%             23            21     10%

(a) See attached Supplemental Data for reconciliation of GAAP net income to net income from recurring operations. The company believes that the presentation of recurring information herein is useful to analyzing the normalized earnings potential of the company and in providing consistency of reporting throughout 2002.
(b) Earnings Before Interest, Tax, Depreciation and Amortization, as adjusted; see attached Supplemental Data for reconciliation from net income.
(c) See attached Supplemental Data for reconciliation of EBITDA, as adjusted to recurring EBITDA, as adjusted.

     "Looking back on 2002, I am pleased to report that Calpine remained profitable even in a recessionary year and during a period of depressed energy prices," stated Calpine Chairman and CEO Peter Cartwright. "The company made significant strides in enhancing liquidity and increasing our revenue-generating capabilities. In 2002, we completed approximately $3.1 billion of finance transactions, retired debt, completed non-strategic asset sales, and reduced 2002/2003 forecasted capital spending by over $4 billion. We recently announced restructuring of our turbine agreements, reducing capital expenditures by an additional $3.4 billion."

     "I am equally proud of the fact that Calpine has achieved another industry first. In 2002 alone, we completed the construction of more power plants in one year than any power company or agency in the history of the power industry. During the most favorable of market conditions, the addition of 8,200 megawatts of capacity would be impressive - given today's challenging marketplace, it is extraordinary."

     "2002 is behind us. We faced intense pressures - with American industry, in general, and the power industry, in particular - suffering a great loss of confidence from the public and from investors. Calpine enters 2003 as a stronger organization, backed by the nation's largest, most efficient and cleanest fleet of natural gas-fired power-generating facilities in North America. Calpine has in place the people, the commitment to integrity, and the proven strategy to succeed."


2002 FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS

Results
-------

     Financial results for the twelve months ended December 31, 2002, were affected by a significant decrease in electricity prices and spark spreads compared with the same periods in 2001, primarily reflecting an increase in supply. However, average realized electric prices increased in the three months ended December 31, 2002 compared to the fourth quarter of 2001 while sparks spreads were relatively flat because of rising fuel costs. The company has experienced a significant drop in margin from trading activities, which reflects the company's decision to limit this activity due to costs associated with credit support for trading. In addition, financial results have been impacted by charges in connection with equipment cancellations.

     Total electrical generating production for the three and twelve months ended December 31, 2002, increased by 41% and 71%, respectively, as the company brought additional facilities into operation. However, the combination of lower spark spreads on electrical generation, higher operating expenses and depreciation charges associated with additional plants coming on line, and lower trading gains resulted in decreases of 16% and 18%, respectively, in gross profit for the three and twelve months ended December 31, 2002, compared with the same periods in 2001. Calpine's low cost of production, economies of scale and portfolio of long-term contracts helped to mitigate the effects of the depressed power market on Calpine's financial results. In addition, the company recorded a pre-tax $404.7 million charge for the year in connection with the equipment cancellations and related charges.

     Financial results for the fourth quarter of 2002 reflect higher project development costs, as the company expensed costs related to the indefinite suspension of certain development projects. In addition, the company incurred a $210.7 million pre-tax charge for equipment cancellations and related charges. General and administrative expense increased due to the growth of the company's infrastructure needed to support operations and due to charges related to the company's reorganization, including severance and excess office space, and for reaudit fees for 2000 and 2001. Interest expense increased due to additional projects in commercial operation. Other income increased primarily as a result of a pre-tax gain of $114.5 million from the receipt of Senior Notes as consideration for British Columbia asset sales. Discontinued operations included $48.0 million net gains on the sale of the De Pere Energy Center, and Alberta and British Columbia oil and gas assets.


OPERATIONS-FOCUSED POWER COMPANY

     In 2002, Calpine increased its power generation portfolio by more than 72%, adding approximately 8,200 megawatts of the cleanest, most efficient natural gas-fired generation in North America. Calpine now has 76 power plants in operation - totaling more than 19,000 megawatts of capacity - and owns approximately one trillion cubic feet equivalent of proved natural gas reserves in Canada and the United States.

     With its 19,000-megawatt portfolio in place, Calpine has completed a corporate restructuring program - successfully transitioning the company from a development-focused independent power company, to one of North America's largest owners and operators of power-generating facilities. Consistent with its proven business model, the company continues to enter into long-term power contracts and currently serves more than 80 wholesale and industrial customers throughout North America. In 2002, Calpine:

o Continued to enhance its safety program; the company's lost time accidents record was four times better than the nationwide power industry average.
o Remained the industry leader for cleanest natural gas-fired power portfolio, with the most environmentally responsible natural gas-fired power plants in North America; remains the largest geothermal power producer in the world.
o    Operated 76 power plants with a 92% average availability.
o    Produced a record 74.5-million megawatt hours, a 71% increase from 2001.
o Reduced plant operating expenses per megawatt-hour by approximately 10% in 2002, compared to 2001.

o Completed construction of nine natural gas-fired power plants and four expansion projects, adding more than 8,200 megawatts of capacity.
o Advanced construction of 23 projects in 12 states and one province in Canada.
o Produced approximately 350 million cubic feet equivalent per day of natural gas - representing about 26% of the company's total gas requirements.

LIQUIDITY-ENHANCING INITIATIVES

     Calpine   developed  and  continues  to  execute  its  program  to  enhance liquidity. In 2002, the company:

o    Completed $3.1 billion of finance transactions.
o    Divested nearly $550 million of non-strategic assets.
o Retired approximately $1.2 billion of debt, including approximately $880 million of zero-coupon convertible debentures.
o Reduced 2002/2003 capital spending by more than $4 billion, canceling and deferring delivery and payment of major equipment.
o Restructured major power contracts, increasing near-term earnings and retaining long-term value.

     In February 2003, the company further advanced its capital expenditure reduction program, announcing restructured agreements with its major gas and steam turbine manufacturers. These new agreements give Calpine the option to cancel its existing orders for 87 gas turbines and 44 steam turbines. They reduce the company's future capital commitments by approximately $3.4 billion and will provide greater flexibility to better match equipment commitments with Calpine's revised construction and development program. The company has canceled 11 gas turbines and two steam turbines to date.

     The following table summarizes the company's currently anticipated sources and uses of funds. These estimates are based on current expectations.

2003 Operating Assets
($ millions)
Sources
     Beginning cash on hand                                650   (1)
     Estimated 2003 operating cash flow                    630   (2)
                                                     ---------
          Total Sources                              $   1,280
                                                     ---------
Uses
     Cash lease payments                                   330
     Maintenance capital                                   300
                                                     ---------
          Total Uses                                       630
                                                     ---------

Net Cash Flow                                                          $     650
                                                                       ---------


2003 Construction Program
($ millions)
Sources
     Liquidity
         - Lease financings                          $     400
         - Contract securitization                         800
         - Canadian Power Income Fund                      140
         - Asset sales                                     600
     Construction project financings                       400
                                                     ---------
          Total Sources                              $   2,340
                                                     ---------
Uses
     Construction capital                                1,300
     Future turbine capital                                300
                                                     ---------
          Total Uses                                     1,600
                                                     ---------

Net Cash Flow                                                          $     740
                                                                       ---------

Total Estimated Cash Resources                                         $   1,390
                                                                       =========
------------

(1)  Includes cash and equivalents and current portion of restricted cash.
(2) Estimated 2003 operating cash flow equals income from operations plus depreciation, non-cash operating lease expense, and other income, less approximately $1 billion of cash interest.

     "Calpine continues to demonstrate the ability to raise substantial capital, reduce capital expenditures and increase our revenue-generating capabilities to meet both our liquidity needs and construction financing requirements," stated Calpine CFO Bob Kelly. "Our strong operating cash flow, combined with our ongoing program to enhance liquidity, gives Calpine a competitive advantage as we advance our 2003 refinancing program."


2003 EARNINGS GUIDANCE

     The company is establishing its diluted earnings per share guidance for the year ending December 31, 2003 of approximately $0.40 to $0.50 per share and anticipates EBITDA, as adjusted of approximately $1.4 billion to $1.5 billion. These estimates are based on average on-peak market spark spreads of approximately $8.00 - $10.00 per megawatt-hour, effective cost control and continued execution of the company's business plan.


CONFERENCE CALL INFORMATION

     Calpine will host a conference call to discuss fourth quarter and year-end 2002 results. The conference call will occur Thursday, February 13, 2003, at 8:30 am PST. To participate via the teleconference (in listen-only mode), dial 1-888-603-6685 at least five minutes before the start of the conference call. In addition, Calpine will simulcast the conference call live via the Internet. The web cast can be accessed and will be available for 30 days on the investor relations page of Calpine's website at www.calpine.com.

ABOUT CALPINE

     Based in San Jose, Calif., Calpine Corporation is leading North American power company that is dedicated to providing wholesale and industrial customers with clean, efficient, natural gas-fired power generation. It generates and markets power through plants it develops, owns, leases and operates in 23 states in the United States, three provinces in Canada and in the United Kingdom. Calpine also is the world's largest producer of renewable geothermal energy, and it owns approximately one trillion cubic feet equivalent of proved natural gas reserves in Canada and the United States. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit its website at www.calpine.com.

     This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation ("the Company") and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to, (i) the timing and extent of deregulation of energy markets and the rules and regulations adopted on a transitional basis with respect thereto; (ii) the timing and extent of changes in commodity prices for energy, particularly natural gas and electricity; (iii) commercial operations of new plants that may be delayed or prevented because of various development and construction risks, such as a failure to obtain the necessary permits to operate, failure of third-party contractors to perform their contractual obligations or failure to obtain financing on acceptable terms; (iv) unscheduled outages of operating plants; (v) cost estimates are preliminary and actual costs may be higher than estimated; (vi) a competitor's development of lower-cost generating gas-fired power plants; (vii) risks associated with marketing and selling power from power plants in the newly-competitive energy market; (viii) the successful exploitation of an oil or gas resource that ultimately depends upon the geology of the resource, the total amount and costs to develop recoverable reserves and operations factors relating to the extraction of natural gas; (ix) the effects on the Company's business resulting from reduced liquidity in the trading and power industry; (x) the Company's ability to access the capital markets or obtain bank financing on attractive terms; (xi) sources and uses of cash are estimates based on current expectations; actual sources may be lower and actual uses may be higher than estimated (xii) the direct or indirect effects on the Company's business of a lowering of its credit rating (or actions it may take in response to changing credit rating criteria), including, increased collateral requirements, refusal by the Company's current or potential counterparties to enter into transactions with it and its inability to obtain credit or capital in desired amounts or on favorable terms; and (xiii) other risks identified from time-to-time in our reports and registration statements filed with the SEC, including the risk factors identified in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 and in its Annual Report on Form 10-K for the year ended December 31, 2001, which can be found on the Company's website at www.calpine.com. All information set forth in this news release is as of today's date, and the Company undertakes no duty to update this information.

                      CALPINE CORPORATION AND SUBSIDIARIES
                 Consolidated Condensed Statements of Operations
        For the Three and Twelve Months Ended December 31, 2002 and 2001
                    (In thousands, except per share amounts)
                                   (unaudited)

                                                                      Three Months Ended                   Twelve Months Ended
                                                                         December 31,                         December 31,
                                                                ---------------------------------    -------------------------------
                                                                     2002               2001              2002              2001
                                                                --------------     --------------    --------------    -------------
Revenue:
   Electric generation and marketing revenue
      Electricity and steam revenue..........................   $  1,002,736       $    614,301      $  3,272,628      $  2,417,982
      Sales of purchased power for hedging and optimization..        635,186            642,464         3,161,741         3,324,161
                                                                ------------       ------------      ------------      ------------
        Total electric generation and marketing revenue......      1,637,922          1,256,765         6,434,369         5,742,143
   Oil and gas production and marketing revenue
      Oil and gas sales......................................         30,196             50,513           119,782           291,065
      Sales of purchased gas for hedging and optimization....        205,817            107,940           871,911           520,110
                                                                ------------       ------------      ------------      ------------
        Total oil and gas production and marketing revenue...        236,013            158,453           991,693           811,175
   Trading revenue, net
      Realized revenue on power and gas trading
       transactions, net.....................................         10,814              7,805            26,090            29,145
      Unrealized mark-to-market gain (loss) on power and gas
       transactions, net.....................................          1,562             23,846            (4,390)          131,708
                                                                ------------       ------------      ------------      ------------
        Total trading revenue, net                                    12,376             31,651            21,700           160,853
   Income from unconsolidated investments in power projects..          5,991               (258)           16,490             8,763
   Other revenue.............................................          3,710             17,909            18,502            46,353
                                                                ------------       ------------      ------------      ------------
           Total revenue.....................................      1,896,012          1,464,520         7,482,754         6,769,287
                                                                ------------       ------------      ------------      ------------
Cost of revenue:
   Electric generation and marketing expense
      Plant operating expense................................        134,682             80,916           509,179           327,597
      Royalty expense........................................          4,523              4,311            17,615            27,492
      Purchased power expense for hedging and optimization...        578,491            589,774         2,618,445         2,986,578
                                                                ------------       ------------      ------------      ------------
        Total electric generation and marketing expense......        717,696            675,001         3,145,239         3,341,667
   Oil and gas production and marketing expense
      Oil and gas production expense.........................         30,515             27,733            97,895            90,882
      Purchased gas expense for hedging and optimization.....        152,201            102,774           830,394           492,587
                                                                ------------       ------------      ------------      ------------
        Total oil and gas production and marketing expense...        182,716            130,507           928,289           583,469
   Fuel expense..............................................        583,620            318,743         1,791,712         1,164,938
   Depreciation, depletion and amortization expense..........        134,288             93,214           445,230           298,132
   Operating lease expense...................................         34,169             35,583           143,086           118,873
   Other expense.............................................          4,259              6,074            12,593            15,549
                                                                ------------       ------------      ------------      ------------
           Total cost of revenue.............................      1,656,748          1,259,122         6,466,149         5,522,628
                                                                ------------       ------------      ------------      ------------
              Gross profit...................................        239,264            205,398         1,016,605         1,246,659
Project development expense..................................         19,375             10,773            79,348            35,879
Equipment cancellation and asset impairment charge...........        232,552                 --           404,737                --
General and administrative expense...........................         69,357             36,850           239,725           150,006
Merger expense...............................................             --                 --                --            41,627
                                                                ------------       ------------      ------------      ------------
   Income (loss) from operations.............................        (82,020)           157,775           292,797         1,019,147
Interest expense.............................................        119,547             50,358           358,660           157,831
Distributions on trust preferred securities..................         16,473             16,464            62,632            62,412
Interest income..............................................        (10,368)           (11,646)          (43,148)          (72,516)
Other income (expense), net..................................        (99,948)           (39,767)         (149,077)          (54,857)
                                                                ------------       ------------      ------------      ------------
   Income (loss) before provision for income taxes...........       (107,723)           142,366            63,730           926,277
Provision (benefit) for income taxes.........................        (44,601)            44,984            (5,796)          321,201
                                                                ------------       ------------      ------------      ------------
   Income (loss) before discontinued operations,
    extraordinary gain (loss), and cumulative effect of a
    change in accounting principle...........................        (63,122)            97,382            69,526           605,077
Discontinued operations, net of tax
 provision of $29,720, $1,768, $48,066 and $28,086...........         45,115              2,596            72,064            41,993
Cumulative effect of a change in accounting principle, net
 of tax provision of $--, $--, $--and $669.....................           --                 --                --             1,036
                                                                ------------       ------------      ------------      ------------
              Net income (loss)..............................   $    (18,008)      $     99,978      $    141,590      $    648,105
                                                                ============       ============      ============      ============

                      CALPINE CORPORATION AND SUBSIDIARIES
                 Consolidated Condensed Statements of Operations
        For the Three and Twelve Months Ended December 31, 2002 and 2001
                    (In thousands, except per share amounts)
                                   (unaudited)

                                                                     Three Months Ended                  Twelve Months Ended
                                                                        December 31,                         December 31,
                                                                ------------------------------        ------------------------------
                                                                    2002              2001               2002               2001
                                                                -----------        -----------        -----------        -----------
Basic earnings per common share:
   Weighted average shares of common stock outstanding......        378,843            306,142            354,822           303,522
   Income (loss) before discontinued operations and
    cumulative effect of a change in accounting principle...    $     (0.17)       $      0.32        $      0.20        $     1.99
   Income from discontinued operations, net of tax..........    $      0.12        $      0.01        $      0.20        $     0.14
   Cumulative effect of a change in accounting principle....    $        --        $        --        $        --        $     0.01
                                                                -----------        -----------        -----------        ----------
              Net income....................................    $     (0.05)       $      0.33        $      0.40        $     2.14
                                                                ===========        ===========        ===========        ==========
Diluted earnings per common share:
   Weighted average shares of common stock outstanding
    before dilutive effect of certain convertible securities        378,843            318,343            362,533           317,919
   Income (loss) before dilutive effect of certain
    convertible securities, discontinued operations and
    cumulative effect of a change in accounting principle...    $     (0.17)       $      0.31        $      0.19        $     1.90
   Dilutive effect of certain convertible securities (1)....    $        --        $     (0.02)       $        --        $    (0.15)
                                                                -----------        -----------        -----------        ----------
   Income (loss) before discontinued operations and
    cumulative effect of a change in accounting principle...    $     (0.17)       $      0.29        $      0.19        $     1.75
   Income from discontinued operations, net of tax..........    $      0.12        $      0.01        $      0.20        $     0.11
   Cumulative effect of a change in accounting principle....    $        --        $        --        $        --        $     0.01
                                                                -----------        -----------        -----------        ----------
              Net income (loss).............................    $     (0.05)       $      0.30        $      0.39        $     1.87
                                                                ===========        ===========        ===========        ==========
----------

The financial information presented above and in the Supplemental Data attached hereto is subject to adjustment until the company completes its reaudit of 2000 and 2001 and audit of 2002 financial statements and files its Form 10-K with the Securities and Exchange Commission for the year ended December 31, 2002.

(1) Includes the effect of the assumed conversion of certain dilutive convertible securities. No convertible securities were included in the three or twelve months ended 2002 amounts as the securities were antidilutive. For the three and twelve months ended December 31, 2001, the assumed conversion calculation added 48,375 and 54,337 shares of common stock and $8,873 and $47,289 to the net income results, respectively.

                      CALPINE CORPORATION AND SUBSIDIARIES
                                Supplemental Data
                                   (unaudited)

RECONCILIATION OF GAAP NET INCOME TO NET INCOME
FROM RECURRING OPERATIONS
                                                             Three               Diluted            Three               Diluted
                                                          Months Ended        Earnings (loss)     Months Ended       Earnings (loss)
                                                        December 31, 2002        per Share     December 31, 2001        per Share
                                                        -----------------     --------------   -----------------     --------------
 (in thousands, except per share amounts)
 (all amounts are reflected net of tax (1)  )
 GAAP net income (loss)..............................       $(18,008)           $(0.05)            $ 99,978            $ 0.30
    (Gain) on sale of discontinued operations........        (47,954)            (0.13)                  --                --
    Severance and other costs in connection with
     reduction in work force.........................          5,445              0.01                   --                --
    Deferred project cost write-offs.................         20,383              0.05                   --                --
    Loss on sale of turbines.........................          6,343              0.02                   --                --
    (Gain) on extinguishment of debt.................        (81,419)            (0.21)              (7,307)            (0.03)
    Equipment cancellation cost......................        149,807              0.40                   --                --
                                                            --------            ------             --------            ------
         Net income from recurring operations........       $ 34,597            $ 0.09             $ 92,671            $ 0.27
                                                            ========            ======             ========            ======

                                                             Twelve              Diluted            Twelve              Diluted
                                                          Months Ended        Earnings (loss)    Months Ended        Earnings (loss)
                                                        December 31, 2002        per Share     December 31, 2001        per Share
                                                        -----------------     --------------   -----------------     --------------
 (in thousands, except per share amounts)
 (all amounts are reflected net of tax (1)  )
 GAAP net income.....................................       $141,590            $ 0.39             $648,105            $ 1.87
    (Gain) on sale of discontinued operations........        (60,859)            (0.15)                  --                --
    Severance and other costs in connection with
     reduction in work force.........................         11,865              0.03                   --                --
    Deferred project cost write-offs.................         24,744              0.06                   --                --
    Loss on sale of turbines.........................          8,464              0.02                   --                --
    Cumulative effect of a change in accounting
     principle.......................................             --                --               (1,036)               --
    Equipment cancellation cost......................        287,728              0.69                   --                --
    (Gain) on extinguishment of debt.................        (83,900)            (0.20)              (6,007)            (0.02)
    Merger expense...................................             --                --               27,311              0.07
                                                            --------            ------             --------            ------
         Net income from recurring operations........       $329,632            $ 0.84             $668,373            $ 1.92
                                                            ========            ======             ========            ======


RECONCILIATION OF GAAP NET INCOME TO EBITDA, AS ADJUSTED (2)

                                                              Three Months Ended                Twelve Months Ended
                                                                 December 31,                       December 31,
                                                          ----------------------------      --------------------------
                                                             2002              2001            2002            2001
                                                          ----------        ----------      ----------      ----------
 (in thousands)
 GAAP net income (loss)..............................     $(18,008)         $ 99,978        $  141,590      $  648,105
    (Income) loss from unconsolidated investments
     in power projects..................................    (5,991)              259           (16,490)         (8,763)
    Distributions from unconsolidated investments in
     power projects..................................       11,972             2,387            14,117           5,983
                                                          --------          --------        ----------      ----------
         Adjusted net income (loss)..................      (12,027)          102,624           139,217         645,325

    Interest expense.................................      119,547            50,358           358,660         157,831
    1/3 of operating lease expense...................       11,389            11,861            47,695          39,624
    Distributions on trust preferred securities......       16,473            15,387            62,632          61,334
    Provision (benefit) for income taxes.............      (44,601)           44,984            (5,796)        321,201
    Depreciation, depletion and amortization expense.      134,288            93,214           445,230         298,132
    Interest expense, provision for income taxes and
     depreciation from discontinued operations.......       30,558            14,180            86,112          77,081
                                                          --------          --------        ----------      ----------
       EBITDA, as adjusted...........................     $255,627          $332,608        $1,133,750      $1,600,528
                                                          ========          ========        ==========      ==========

RECONCILIATION OF EBITDA, AS ADJUSTED TO RECURRING EBITDA, AS ADJUSTED

                                                              Three Months Ended                Twelve Months Ended
                                                                 December 31,                       December 31,
                                                          ----------------------------      --------------------------
                                                             2002              2001            2002            2001
                                                          ----------        ----------      ----------      ----------
 (in thousands)
 EBITDA, as adjusted.................................     $255,627          $332,608        $1,133,750      $1,600,528
 Equipment cancellation cost.........................      210,729                --           404,737              --
 Deferred project cost, turbine write-offs...........       28,672                --            34,807              --
 Severance and other costs in connection with
  reduction in work force............................        7,659                --            16,690              --
 Loss on sale of turbines............................        8,923                --            11,906              --
 Merger expense......................................           --                --                --          41,627
 (Gain) on extinguishment of debt....................     (114,529)          (11,747)         (118,020)         (9,613)
 (Gain) on sale of discontinued operations...........      (78,216)               --          (101,212)             --
 Cumulative effective of a change in accounting
  principle, net of tax provision                               --                --                --          (1,036)
                                                          --------          --------        ----------      ----------
       Recurring EBITDA, as adjusted.................     $318,865          $320,861        $1,382,658      $1,631,506
                                                          ========          ========        ==========      ==========


SUPPLEMENTARY POWER DATA
                                                              Three Months Ended                Twelve Months Ended
                                                                 December 31,                       December 31,
                                                          ----------------------------      --------------------------
                                                             2002              2001            2002            2001
                                                          ----------        ----------      ----------      ----------
Generation (in MWh, in thousands) (3)...............        20,733            14,738          74,542          43,542

Average electric price realized (per MWh)...........        $51.31            $45.48          $51.38          $63.61

Average spark spread realized (per MWh).............        $22.56            $23.33          $25.39          $35.05


SUPPLEMENTARY NATURAL GAS DATA
                                                              Three Months Ended                Twelve Months Ended
                                                                 December 31,                       December 31,
                                                          ----------------------------      --------------------------
                                                             2002              2001            2002            2001
                                                          ----------        ----------      ----------      ----------
 (in Bcfe)
 Natural Gas Production
    United States....................................         15                13              56               44
    Canada...........................................         11                23              72               95
                                                              --                --             ---              ---
       Total.........................................         26                36             128              139
                                                              ==                ==             ===              ===

 Average Daily Production Rate.......................      0.280             0.397            0.351            0.380
                                                           -----             -----            -----            -----

CALPINE CONTRACTUAL PORTFOLIO - AS OF DECEMBER 31, 2002

                                           2003             2004             2005             2006             2007
                                          ------           ------           ------           ------           ------
 Estimated Generation
  (in millions of mwh)
    - Baseload......................       136.6            162.5            185.0            190.5            190.5
    - Peaking.......................        22.4             25.0             26.1             26.3             26.3
                                           -----            -----            -----            -----            -----
       Total........................       159.0            187.5            211.1            216.8            216.8
                                           =====            =====            =====            =====            =====

 Contractual Generation
  (in millions of mwh)
    - Baseload......................        78.0             64.9             65.5             63.4             53.6
    - Peaking.......................        18.5             18.7             18.6             17.5             17.5
                                           -----            -----            -----            -----            -----
       Total........................        96.5             83.6             84.1             80.9             71.1
                                           =====            =====            =====            =====            =====

 % Sold
    - Baseload......................        57%              40%              35%              33%              28%
    - Peaking.......................        83%              75%              71%              66%              66%
       Total........................        61%              45%              40%              37%              33%

 Contractual Spark Spread per mwh...      $21.25           $23.03           $23.08           $22.38           $23.61

CAPITALIZATION                                                                  As of               As of
                                                                         December 31, 2002   December 31, 2001
                                                                         -----------------   -----------------

Cash balance (in billions)..............................................        $0.5                $1.5

Total debt (in billions) ...............................................       $13.4               $12.7

Debt to capitalization ratio ...........................................         72%                 75%

Present value of operating leases (in billions) ........................        $2.1                $2.3

Unconsolidated debt of equity method investments (estimated, in
 billions) (4)..........................................................        $0.2                $0.2

(in thousands):

Short-term debt
   Notes payable and borrowings under lines of credit, current portion..    $   347,437          $    23,238
   Capital lease obligation, current portion............................          3,551                2,206
   Construction/project financing, current portion......................      1,189,290                   --
   Zero-Coupon Convertible Debentures Due 2021..........................             --              878,000
                                                                            -----------          -----------
        Total short-term debt...........................................      1,540,278              903,444

Long-term debt
   Notes payable and borrowings under lines of credit,
    net of current portion..............................................      1,038,080               74,750
   Capital lease obligation, net of current portion.....................        206,345              207,219
   Construction/project financing, net of current portion...............      2,553,183            3,393,410
   Convertible Senior Notes Due 2006....................................      1,200,000            1,100,000
   Senior notes.........................................................      6,905,624            7,049,038
                                                                            -----------          -----------
        Total long-term debt............................................     11,903,232           11,824,417

           Total debt...................................................    $13,443,510          $12,727,861

   Company-obligated mandatorily redeemable convertible
    preferred securities of subsidiary trusts...........................    $ 1,123,969          $ 1,123,024
   Minority interests...................................................    $   185,660          $    47,389
   Total stockholders' equity (5).......................................    $ 3,904,206          $ 3,010,569
                                                                            -----------          -----------

Total capitalization....................................................    $18,657,345          $16,908,843
                                                                            ===========          ===========

Debt to capitalization ratio
Total debt..............................................................    $13,443,510          $12,727,861
Total capitalization....................................................    $18,657,345          $16,908,843
Debt to capitalization..................................................         72%                 75%
----------

(1) Based on the company's effective tax rate of approximately 28.9% for the three and twelve months ended December 31, 2002.
(2) This non-GAAP measure is presented not as a measure of operating results, but rather as a measure of our ability to service debt. It should not be construed as an alternative to either (i) income (loss) from operations or
     (ii) cash flows from operating activities to be disclosed in the company's Form 10-K for the year ended December 31, 2002. It is defined as net income less income from unconsolidated investments, plus cash received from unconsolidated investments, plus provision for tax, plus interest expense, plus one-third of operating lease expense, plus depreciation, depletion and amortization, plus distributions on trust preferred securities. The interest, tax and depreciation and amortization components of discontinued operations are added back in calculating EBITDA, as adjusted.
(3) Does not include MWh generated by unconsolidated investments in power projects.
(4)  Amounts based on Calpine's ownership percentage.
(5) Includes other comprehensive loss ("OCI") of $236,270 at December 31, 2002 and $226,574 at December 31, 2001. Excluding OCI from stockholders' equity would change the debt to capitalization ratio to 71% at December 31, 2002, and would change the ratio to 74% at December 31, 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CALPINE CORPORATION


                          By: /s/ Charles B. Clark, Jr.
                              -------------------------
                              Charles B. Clark, Jr.
                      Senior Vice President and Controller
                            Chief Accounting Officer

Date:  February 14, 2003